Exhibit 5.1

July 10, 2014

Century Communities, Inc.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

RE:	Century Communities, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Century Communities, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion letter with respect to the legality of the Shares (as defined below) being registered under the Registration Statement. The Registration Statement relates to the registration under the Securities Act of 1,846,000 shares of common stock, $0.01 par value per share, of the Company (the “Shares”), issued or issuable pursuant to the Century Communities, Inc. First Amended & Restated 2013 Long-Term Incentive Plan (the “2013 Plan”).

In rendering the opinion expressed below, we have acted as counsel for the Company and have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the exhibits thereto, (ii) the Certificate of Incorporation of the Company, as amended, (iii) the Bylaws of the Company, and (iv) such other corporate documents and records of the Company, certificates of public officials and officers of the Company, resolutions of the Company’s board of directors (the “Board of Directors”) and committees thereof, and other certificates, agreements and documents, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed necessary or appropriate as a basis for the opinion expressed below. We have assumed, without independent investigation, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons who have executed any of the documents reviewed by us, and the conformity with the original documents of any copies thereof submitted to us for our examination. We have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the 2013 Plan that would expand, modify or otherwise affect the terms of the 2013 Plan or the respective rights or obligations of the participants thereunder.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when (i) the Registration Statement has been filed with the Commission and has become effective under the Securities Act, (ii) the Board of Directors or its authorized delegee has taken all necessary corporate action to authorize and approve the issuance of the Shares, (iii) the Shares have been issued in accordance with the terms set forth in the 2013 Plan and pursuant to the agreements that accompany the 2013 Plan under which the right to acquire the Shares is granted, and (iv) the payment or other delivery of consideration for the Shares required pursuant to the terms of such 2013 Plan has occurred, then upon issuance and delivery of the Shares pursuant to the terms of the 2013 Plan and in the manner contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

Century Communities, Inc.

July 10, 2014

This opinion is limited solely to the General Corporation Law of the State of Delaware, and we express no opinion as to the effect on the matters covered by this opinion letter of the laws of any other jurisdiction. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or the sale or issuance thereof.

This opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is to be used only in connection with the offer and sale of the Shares under the 2013 Plan while the Registration Statement is effective.

We hereby consent to the reference to this Firm under the section entitled “Legal Matters” in the reoffer prospectus constituting a part of the Registration Statement as attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion letter as an exhibit to the Registration Statement. By giving such consent, we do not hereby admit that we are an “expert” within the meaning of the Securities Act. This opinion should not be quoted in whole or in part without the prior written consent of this Firm, nor is this opinion letter to be filed with or furnished to any other governmental agency or other person or entity, except as otherwise required by law.

Sincerely,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP